UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

FutureTech II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41289	87-2551539
(Commission File Number)	(IRS Employer Identification No.)

128 Gail Drive

New Rochelle, NY 10805

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (914) 316-4805

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	FTIIU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	FTII	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FTIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On August 18, 2023, Yuquan Wang resigned as Chief Executive Officer of FutureTech II Acquisition Corp., a Delaware corporation (the “Company”). The resignation of Mr. Wang was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wang will continue to serve as a member of the Company’s board of directors.

Resignation of Chief Financial Officer and Director

On August 18, 2023, Michael Greenall resigned as Chief Financial Officer of the Company and as a member of the Company’s board of directors, effective immediately. The resignation of Mr. Greenall was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Director

On August 18, 2023, Aroop Zutshi resigned as a member of the Company’s board of directors, effective immediately. The resignation of Mr. Zutshi was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer, Chief Financial Officer and Director

On August 18, 2023, the Company’s board of directors appointed Ray Chen to serve as Chief Executive Officer and Chief Financial Officer of the Company. In this capacity, Mr. Chen will serve as the Company’s principal executive officer and principal financial and accounting officer. In addition, on August 18, 2023, the Company’s board of directors appointed Ray Chen to serve as a member of the board of directors filling the vacancy created by Mr. Greenall’s resignation.

Mr. Chen has been Goldenstone Acquisition Ltd.’s Chief Financial Officer since March 2021. He had served as Chief Operating Officer of Goldenbridge Acquisition Limited from August 2020 until it completed business combination with Sun Car Technology Company in May 2023. Chen served as Director and Chief Operating Officer of Wealthbridge Acquisition Limited, a special purpose acquisition company, from February 2018 until its business combination with Scienjoy Inc. in May 2020, and has served as the Investor Relation Officer of Scienjoy until 2022. Mr. Chen served as Chief Executive Officer at Fortissimo Film International Ltd., a privately-owned film development and production company from August 2016 to January 2018. From January 2013 to February 2016, Mr. Chen was Chief Executive Officer of Beijing Galloping Horse Film & TV Production Co., Ltd. From January 2010 to March 2013, Mr. Chen was the head of sales in the Beijing Office of Star Jet Co., Ltd. Prior to his Star Jet experience, Mr. Chen was the executive board member and head of sales in Asia Jet Partners Limited, a privately-owned holding company specializing in general aviation and aircraft leasing. Mr. Chen joined Asia Jet after his service as Chief Executive Officer at ABC International Inc., a business consulting company based in Cleveland, Ohio. Mr. Chen attended business and marketing courses at Cleveland State University from September 1991 to June 1995. The Company believes Mr. Chen is well-qualified to serve as a member of the board given his public company experience, including other similarly structured blank check companies, business leadership, operational experience and contacts.

Appointment of Director

On August 18, 2023, the Company’s board of directors appointed Jonathan McKeage to serve as a member of the board of directors to fill the vacancy created by Mr. Zutshi’s resignation.

Mr. McKeage has over 30 years of experience in the areas of M&A, corporate finance, equity analysis, trading and investor relations. Mr. McKeage has served as a director of Goldenstone Acquisition Ltd. since July 2021. Mr. McKeage has served in various roles at American Education Center, a provider of college application advice, and acclimation and business services to Chinese students studying in the United States and their families, since September 2015: as Senior Advisor since September 2017; as Chief Executive Officer and director from September 2016 to August 2017; and as Managing Director from September 2015 to August 2016. From September 2015 to June 2017, Mr. McKeage served as Chief Academic Officer and a Professor at Columbia International College, Inc. Prior to that, from 2004 to 2010, Mr. McKeage served as Vice President of Corporate Development for Digital Angel Corporation, where he coordinated acquisitions and divestitures and served as in-house investor relations manager for this international RFID and GPS technology group. During this time, Mr. McKeage also served as Chief Executive Officer and Director of New Jersey-based Digital Angel subsidiary InfoTech USA, an OTC-quoted provider of information technology and consulting services to small and medium sized businesses, where he led a business model restructuring and eventual sale to a private equity group, as part of the parent company’s program of divestiture of non-core assets. Before this, Mr. McKeage for two years was an Account Manager with Allen & Caron, a New York and London based investor relations firm, where he led roadshows and wrote press releases for the firm’s small cap client base and advised C-suite executives on IR strategies. In the early 1990s Mr. McKeage spent three years with Kalb Voorhis, a New-York based brokerage and specialist operation, where he acted as floor broker on the NYSE and client relationship manager with the firm’s AMEX specialist unit, as well as on the firm’s equity sales desk “upstairs” executing customer trades on these exchanges. Following this, he spent two years with Niederhoffer Investments, a New York-based financial group engaged primarily in commodities trading, where he engaged in commodities research and ADR trading, as well as managing the firm’s private company exclusive sale business. Mr. McKeage’s investment banking experience includes seven years (1995 to 2002) as a Managing Director in the Corporate Finance department of New York-based Dominick & Dominick LLC, where he was involved in a number of domestic and international M&A and equity funding assignments and also led European roadshows for US clients in conjunction with Dominick’s then-extensive European branch network. Mr. McKeage holds a bachelor degree from Rice University, masters and PhD degrees from Harvard University and a Certificate in Business Administration from The Wharton School. We believe Mr. McKeage is well-qualified to serve as a member of the board given his public company experience, including investor relations, business leadership, operational experience and contacts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURETECH II ACQUISITION CORP.

Date: August 18, 2023	By:	/s/ Ray Chen
Ray Chen
Chief Executive Officer